[LETTERHEAD]

Contact:	Joyce Chang	Andrea Alfonso
	ImageWare Systems, Inc.	ImageWare Systems, Inc.
	858-673-8600	858-673-8600
	jchang@iwsinc.com	aalfonso@iwsinc.com

For Immediate Release

ImageWare Systems Appoints Stonefield Josephson, Inc. As Auditor

SAN DIEGO, Calif., August 05, 2003 — ImageWare Systems, Inc. (AMEX: IW) today announced that the Audit Committee of its Board of Directors has appointed Stonefield Josephson, Inc. as the Company’s independent auditor for its fiscal year 2003, effective Thursday, July 31, 2003.   Stonefield Josephson is expected to commence its services by providing a review of ImageWare’s second quarter, 2003 financial statements.  Stonefield Josephson succeeds PricewaterhouseCoopers as ImageWare’s independent auditor.

About ImageWare Systems, Inc.

ImageWare Systems, Inc. (AMEX: IW) is the leading developer of digital imaging, identification and workflow management software solutions that cater to a variety of global markets including corporate, government, law enforcement, professional photography, aviation, transportation, education and healthcare, among others. ImageWare technologies enable people to capture accurate data including text, digital images and biometric minutia; associate data to a common database record; incorporate digital workflow into back-end processes; and provide just-in-time access to database information through PC, Web-based, wireless or data sharing platforms. Founded in 1987, ImageWare is headquartered in San Diego, with offices in Canada, Europe and Asia. For more information visit www.iwsinc.com.

Safe Harbor Statement

This news release may contain forward-looking statements made pursuant to the “safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995.  While these statements are meant to convey to the public the company’s progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management’s opinion.  While management believes such representation to be true and accurate based on the information available to the company, actual results may differ materially from those described. The company’s operations and business prospects are always subject to risks and uncertainties.  Important facts that may cause actual results to differ are set forth in the company’s periodic filings with the U.S. Securities and Exchange Commission.